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                                                       Exhibit 10.27.12






                        SUBORDINATION AGREEMENT

               SUBORDINATION AGREEMENT (this "Agreement"), dated as of December 12, 1997, between NRG ENERGY, INC., a Delaware corporation ("NRG Energy"), and THE CHASE MANHATTAN BANK as Collateral Agent (as defined below) for the Secured Parties (as defined below) under the Credit Agreement (as defined below).

                               RECITALS

               WHEREAS, NRG (Morris) Cogen, LLC (the "Borrower") entered into the Construction and Term Loan Agreement, dated as of September 15, 1997 (the "Credit Agreement") with the banks party thereto (the "Banks"), The Chase Manhattan Bank as agent for the Banks (in such capacity, the "Agent Bank"), and The Chase Manhattan Bank as collateral agent for the Banks (in such capacity, the "Collateral Agent" and, together with the Banks and the Agent Bank, the "Secured Parties"), pursuant to which the Banks will make construction and term loans and extend other credit to the Borrower for the purpose of financing the cost of developing, constructing, starting-up and operating an approximately 117 megawatt gas-fired cogeneration facility in Morris, Illinois (the "Project");

               WHEREAS, as conditions precedent to the Banks, the Agent Bank and the Collateral Agent entering into the Credit Agreement and the Banks extending credit to the Borrower thereunder, (i) NRG Energy executed and delivered the Equity Commitment Agreement, dated as of September 15, 1997 (the "Equity Commitment Agreement"), in favor of the Borrower and the Collateral Agent, pursuant to which NRG Energy agreed to make equity contributions to the Borrower from time to time, and (ii) NRG Energy executed and delivered the Pledge and Security Agreement, dated as of September 15, 1997, in favor of the Collateral Agent, pursuant to which NRG Energy granted a security interest in its membership interests in the Borrower (and related assets) to the Collateral Agent;

               WHEREAS, pursuant to the Membership Interest Purchase Agreement, dated as of the date hereof (the "Purchase
     Agreement"), NRG Energy is transferring all of its equity interests in the Borrower to NRGG Funding Inc. ("NRGG
     Funding");

               WHEREAS, in connection with the execution and delivery of the Purchase Agreement, and as conditions precedent to the Banks continuing to extend credit to the Borrower under the Credit Agreement, (i) NRGG Funding is assuming all of NRG Energy's obligations under the Equity Commitment Agreement pursuant to an Assignment and Assumption Agreement, dated as of the date hereof (the "Assignment Agreement"), between NRG Energy and NRGG Funding, and (ii) NRGG Funding and NRG Morris Inc. ("NRGMI") are executing and delivering a Pledge and Security Agreement, dated as of the date hereof (the "Senior Pledge Agreement"), pursuant to which NRGG Funding and NRGMI are granting a security interest in their membership interests in the Borrower (and related assets) to the Collateral Agent;

               WHEREAS, pursuant to the Supplemental Loan Agreement, dated as of the date hereof (the "NRGG Loan Agreement"), between NRG Energy, NRGG Funding and NRG Generating (U.S.) Inc. ("NRG Generating"), NRG Energy is making a loan to NRGG Funding to permit NRGG Funding to make its required equity contribution under the Equity Commitment Agreement;

     WHEREAS, to secure NRGG Funding's obligations under the NRGG Loan Agreement, NRGG Funding and NRGMI are granting a security interest in their membership interests in the Borrower (and related assets) to NRG Energy pursuant to the Subordinated Pledge and Security Agreement, dated as of the date hereof (the "Subordinated Pledge Agreement"), between NRGG Funding, NRGMI and NRG Energy;

               WHEREAS, NRG Energy has agreed to subordinate its claims under the NRGG Loan Agreement and the Subordinated Pledge Agreement to the claims of the Secured Parties under the Credit Agreement, the Senior Pledge Agreement and the other Financing Documents with respect to the Shared Collateral (as defined herein);

                               AGREEMENT

               NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

               1. Defined Terms. (a) Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.
                    (b) All terms defined in the foregoing Recitals shall have the meanings given to such terms therein.

                    (c) The following terms shall have the following meanings:

               "NRGG Loan Note" shall mean the Note, dated December 10, 1997, executed by NRGG Funding and NRG Generating in favor of NRG Energy evidencing the indebtedness incurred under the NRGG Loan Agreement.

               "Proceeding" shall mean any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to NRGG Funding or NRGMI, its property or its creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of NRGG Funding or NRGMI, voluntary or

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     involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors of NRGG Funding or NRGMI or (d) other marshalling of the assets of NRGG Funding or NRGMI, in each case, under the law of the United States or any other jurisdiction.

               "Senior Agreements" shall mean, collectively, the Senior Pledge Agree ment, the other Financing Documents, all Secured Interest Rate Protection Agreements and all other agreements or instruments evidencing any Senior Claim.

               "Senior Claims" shall mean all Secured Obligations
     (as defined in the Senior Pledge Agreement).

               "Shared Collateral" shall mean all collateral in which (i) a security interest was granted or purported to be granted to the Collateral Agent under the Senior Pledge Agreement and (ii) a security interest was granted or purported to be granted to NRG Energy under the Subordinated Pledge Agreement.

               "Subordinated Agreements" shall mean, collectively, the NRGG Loan Agreement, the NRGG Loan Note, the Subordinated Pledge Agreement and all other agreements or instruments evidencing any Subordinated Claim.

               "Subordinated Claims" shall mean all Secured
     Obligations (as defined in the Subordinated Pledge Agreement).

               2. Subordination Generally. (a) With respect to the Shared Collateral, the Senior Claims shall be and at all times remain senior, paramount and prior in right of payment and enforcement to the Subordinated Claims and, notwithstanding
     (i) any other agreement or instrument, (b) the actual time, order or method of creation, attachment or perfection of the respective Liens on and security interests in the Shared Collateral granted to NRG Energy or the Collateral Agent, as the case may be, (ii) the date or manner of the filing of financing statements with respect thereto, (iii) the time or order of taking possession of any Shared Collateral or (iv) the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests in the Shared Collateral. Notwithstanding any provision of the Uniform Commercial Code governing perfection thereof, or any other applicable Law or decision, as between NRG Energy and the Collateral Agent the Lien on and security interest in the Shared Collateral held at any time by NRG Energy, and any other rights NRG Energy may have with respect to the Shared Collateral, shall be fully subject and subordinate to the Collateral Agent's Lien on and security interest in the Shared Collateral to the full extent of the Senior Claims and to all of the rights of the Secured Parties in the Shared Collateral with respect to the Senior Claims as set forth in the Credit Agreement and the other Financing Documents and otherwise available to the Secured Parties at law or in equity.

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                    (b) In furtherance of the foregoing, NRG Energy
     shall not take or cause to be taken any action, the purpose or effect of which would give NRG Energy a preference or priority over the Secured Parties with respect to any Shared Collateral. In accordance with the terms of the Financing Documents, the Secured Parties shall have the right (but not the obligation) hereunder at all times and from time to time to apply all or any part of the Shared Collateral, including the proceeds thereof and all collections and remittances thereof (including, without limitation, insurance proceeds), to the repayment of Senior Claims and NRG Energy shall not have any right, as against any of the Secured Parties or any other Person, to receive all or any portion of the Shared Collateral until the Senior Claims are indefeasibly paid and satisfied in full in cash or cash equivalents and all Commitments have been terminated.

               3. Payments on Subordinated Claims. So long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such payments, a holder of a Subordinated Claim may receive payments on such Subordinated Claim with amounts received by the obligor on such Subordinated Claim as Distributions from the Borrower.

               4. Subordination in a Bankruptcy Proceeding. In the event of any Proceeding:

                    (a) All Senior Claims shall first be
     indefeasibly paid and satisfied in full in cash or cash equivalents before any payment (including any payment which may be payable to the holder of any Subordinated Claim by reason of the subordination of any indebtedness or other obligation to or guarantee of such Subordinated Claim) or distribution, whether in cash, securities or other property, shall be made to any holder of any Subordinated Claim on account of such Subordinated Claim;

                    (b) Any payment (including any payment which may be payable to the holder of any Subordinated Claim by reason of the subordination of any indebtedness or other obligation to or guarantee of such Subordinated Claim) or distribution of any kind or character, whether in cash, securities or other property which would otherwise (but for this Agreement) be payable or deliverable in respect of any Subordinated Claim shall be paid or delivered directly to the holders of Senior Claims for application in payment of the Senior Claims in accordance with the priorities then existing among such holders until all Senior Claims have been indefeasibly paid and satisfied in full in cash or cash equivalents;

                    (c) The holders of Senior Claims shall be authorized and empowered (but shall not be obligated) (i) to demand, sue for, collect and receive any payment or distribution made in respect of Subordinated Claims in such Proceeding and give acquittance therefor, (ii) to file claims and proofs of claims on behalf of holders of Subordinated Claims in such Proceeding, (iii) to vote all amounts owing with respect to the Subordinated Claims in their sole discretion in connection with any resolution, ar-

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     rangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote at creditors' meetings for the election of trustees, acceptance of plans and otherwise), in their own names or in the names of the holders of Subordinated Claims or otherwise, as the holders of Senior Claims may deem necessary or advisable for the enforcement of this Agreement; and

                    (d) Each holder of Subordinated Claims shall duly and promptly take such action as may be requested at any time and from time to time by any of the holders of Senior Claims to collect hereunder and to file appropriate proofs of claim in respect thereof and to execute and deliver such powers of attorney, assignments or other instruments as may be requested by any of the holders of Senior Claims in order to enable the holders of Senior Claims to enforce any and all claims upon or in respect of the Subordinated Agreements and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of any Subordinated Claim.

               5. Subordination Upon an Event of Default. Upon the occurrence of a Default or an Event of Default, or any event that constitutes a "default" or an "event of default" under any Financing Document (other than in circumstances when the provisions of Section 4 of this Agreement are applicable), then, unless and until such Default, Event of Default or other event, as the case may be, shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise), including any payment to the holder of any Subordinated Claim by reason of the subordination of any indebtedness or other obligation to or any guarantee of such Subordinated Claim, shall be made or agreed to be made on account of any Subordinated Claim, or as a sinking fund for any Subordinated Claim, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Claim.

               6. Turnover of Improper Payments. If any payment or distribution of any character, whether in cash, securities or other property, or any security, shall be received by any holder of any Subordinated Claim in contravention of any of the terms hereof and before all Senior Claims have been indefeasibly paid in full in cash or cash equivalents and all Commitments have been terminated, such payment or distribution or security shall be received in trust for the benefit of, and shall forthwith be paid over or delivered and transferred to, the holders of Senior Claims at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Claims remaining unpaid, to the extent necessary to pay all such Senior Claims in full. In the event of the failure of any holder of any Subordinated Claim to endorse or assign any such payment, distribution or security, each holder of any Senior Claim is hereby irrevocably authorized to endorse or assign the same.

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               7.   Limitation on Actions.  (a) Each holder of a
     Subordinated Claim (or any instrument evidencing the same) by acceptance thereof agrees and undertakes that, without the prior written consent of the Collateral Agent (as directed by the Agent Bank, acting in accordance with the Credit Agreement), prior to the date on which all Senior Claims shall have been indefeasibly paid in full in cash or cash equivalents and all Commitments shall have been terminated:

                    (i) such holder will not take, obtain or hold (or permit anyone acting on its behalf to take, obtain or hold) any assets of NRGG Funding or NRGMI, whether as a result of any administrative, legal or equitable action, or otherwise, in violation of this Agreement;

                    (ii) such holder will not accelerate payment of such Subordinated Claim or otherwise require such Subordinated Claim to be paid prior to its stated or scheduled maturity date;

                    (iii) such holder will not commence, prosecute or participate in (A) any administrative, legal or equitable action against NRGG Funding or NRGMI relating to any Subordinated Claim, including, without limitation, any Proceeding, (B) any other administrative, legal or equitable action relating to any Subordinated Claim or
          (C) any action to enforce or collect any judgment obtained in respect of, or to enforce or exercise remedies arising under or pursuant to any Lien or other security interest securing, any Subordinated Claim; and

                    (iv) such holder shall not in any manner foreclose upon, take possession of or attempt to realize on any of the Shared Collateral.

                    (b) If any holder of a Subordinated Claim, in violation of the provisions herein set forth, shall commence, prosecute or participate in any suit, action, case or Proceeding referred to in clause (a) above, NRGG Funding or NRGMI, as the case may be, may interpose as a defense or plea the provisions set forth herein, and any holder of any Senior Claim may intervene and interpose such defense or plea in its own name or in the name of NRGG Funding or NRGMI, as the case may be, and shall, in any event, be entitled to restrain the enforcement of the provisions of the Subordinated Claims in its own name or in the name of NRGG Funding or NRGMI, as the case may be, in the same suit, action, case or Proceeding or in any independent suit, action, case or Proceeding.

               8. Disposition or Release of Collateral. If at any time or from time to time after the occurrence of an Event of Default, the Shared Collateral, or any portion thereof, is in any manner sold or otherwise transferred, each holder of a Subordinated Claim shall be deemed to have given irrevocable consent to such disposition if the Collateral Agent (as directed by the Agent Bank, acting in accordance with the Credit

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     Agreement) for any reason consents to such disposition, and in any event no holder of a Subordinated Claim shall be entitled to receive any proceeds (cash or non-cash) of such disposition unless and until all of the Senior Claims have been indefeasibly paid in full in cash or cash equivalents and all Commitments have been terminated. In the event of such disposition of all or any portion of the Shared Collateral, each holder of a Subordinated Claim shall, without further consideration, execute any and all instruments of release as the Collateral Agent shall require, failing which the Collateral Agent shall have the right to execute any such release on behalf of and as attorney-in-fact for such holder, which power of attorney shall be irrevocable.

               9. Breach of Agreement. If NRG Energy or any other holder of a Subordinated Claim breaches any of the provisions of this Agreement, or if any payment is made on any Subordinated Claim that is not permitted by the provisions of this Agreement, the holders of Senior Claims shall have the right to declare any or all of such Senior Claims due and payable and pursue all of their rights and remedies under applicable state or federal Law. Nothing herein contained, however, is intended to compel NRG Energy or the Secured Parties at any time to declare NRGG Funding, NRGMI or the Borrower, as the case may be, to be in default under their respective agreements with NRGG Funding, NRGMI or the Borrower, as the case may be. All rights and remedies of NRG Energy and the Secured Parties, respectively, with respect to the Shared Collateral, the Borrower, NRGG Funding, or NRGMI and any other obligor concerning the Senior Claims or the Subordinated Claims, respectively, are cumulative and not alternative.

               10. No Prejudice or Impairment. (a) The rights under these subordination provisions of the holders of any of the Senior Claims as against the holders of any of the Subordinated Claims shall remain in full force and effect without regard to, and shall not be impaired or affected by:
                    (i) any act or failure to act on the part of
          the Borrower, NRGG Funding or NRGMI;

                    (ii) any extension or indulgence in respect of any payment or prepayment of any Senior Claim or any part thereof or in respect of any other amount payable to any holder of any Senior Claim;

                    (iii) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Claim, any Senior
          Agreement or any other agreement which may be made relating to any Senior Claim;

                    (iv) any exercise or non-exercise by the holder of any Senior Claim of any right, power, privilege or remedy under or in respect of such Senior Claim, the Senior Agreements or this Agreement or any waiver of any such right,

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          power, privilege or remedy or of any default in respect
          of such Senior Claim, the Senior Agreements or this Agreement, or any receipt by the holder of any Senior Claim of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Claim;

                    (v) any merger or consolidation of the
          Borrower, NRGG Funding or NRGMI or any of their respective subsidiaries into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Borrower, NRGG Funding or NRGMI or any of their respective subsidiaries to any other Person;

                    (vi) absence of any notice to, or knowledge by, any holder of any Subordinated Claim of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (i) through (v); or

                    (vii) any other circumstance.

                    (b)  Each holder of a Subordinated Claim
     unconditionally waives (i) notice of any of the matters referred to in clause (a) of this Section 10, (ii) all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Claim against the Borrower, NRGG Funding or NRGMI, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any Senior Claim or the Senior Agreements, and notice of any failure on the part of the Borrower, NRGG Funding or NRGMI to perform and comply with any covenant, agreement, term or condition of the Senior Claims or the Senior Agreements, (iii) any right to the enforcement, assertion or exercise by any holder of any Senior Claim of any right, power, privilege or remedy conferred in such Senior Claim or the Senior Agreements, or otherwise, (iv) any requirement of diligence on the part of any holder of any Senior Claim, (v) any requirement on the part of any holder of any Senior Claim to mitigate damages resulting from any default under such Senior Claim or the Senior Agreements, and
     (vi) any notice of any sale, transfer or other disposition of any Senior Claim by any holder thereof.

                    (c) The obligations of the holders of
     Subordinated Claims under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Claim, or any other payment to any holder of any Senior Claim in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Claim upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar official for, the Borrower, NRGG Funding, NRGMI or any substantial part of their respective properties, or otherwise, all of though such payment had not been made.

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               11.  Subrogation.  No holder of any Subordinated
     Claim shall have any subrogation or other rights as the holder of a Senior Claim, and each holder of any Subordinated Claim hereby waives all such rights of subrogation and all rights of reimbursement or indemnity whatsoever and all rights of recourse to any security for any Senior Claim, until such time as all of the Senior Claims have been indefeasibly paid in full in cash or cash equivalents and all Commitments have been terminated.

               12. Legend on Subordinated Claims. Each instrument evidencing a Subordinated Claim including, without limitation, the NRGG Loan Note, shall contain the following legend conspicuously noted on the face thereof: "THIS [NAME OF INSTRUMENT] IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN THE SUBORDINATION AGREEMENT, DATED AS OF DECEMBER 10, 1997, BETWEEN NRG ENERGY, INC. AND THE CHASE MANHATTAN BANK IN ITS CAPACITY AS COLLATERAL AGENT"; and shall specifically state that a copy of this Agreement is on file with the Borrower, NRGG Funding and NRGMI and is available for inspection at their respective offices.

               13.  Notices.  Except as otherwise expressly
     provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or upon actual receipt if deposited in the United States mail, postage prepaid, or, in the case of telex notice, when answerback is received, or, in the case of telecopy notice, when confirmation is received, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified below, or to such other address as may be designated by any party in a written notice to the other parties hereto; provided that notices and communications to the Collateral Agent shall not be effective until received by the Collateral
     Agent:

          If to NRG Energy:
          NRG Energy, Inc.
          1221 Nicollet Mall, Suite 700
          Minneapolis, MN 55403-2445
          Attention:  President
          Telephone:  (612) 373-5400
          Facsimile:  (612) 373-5430

          If to the Collateral Agent:
          The Chase Manhattan Bank
          450 West 33rd Street, 15th Floor
          New York, NY 10001
          Attention:  Annette M. Marsula, Assistant Vice President
          Telephone:  (212) 946-7557

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          Facsimile:  (212) 946-8177/8178

               14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns; provided that prior to any transfer by NRG Energy of any of its interests under any Subordinated Agreement, whether now existing or hereafter arising, the transferee of such interests shall acknowledge this Agreement and agree, in writing, to be bound by the terms and conditions hereof.

               15. Third Party Beneficiaries. The agreements of the parties hereto are intended to benefit the Banks and the Agent Bank and their respective successors and assigns.

               16. No Waiver; Remedies Cumulative. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in any agreement relating to any of the Senior Claims and all other agreements, instruments and documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided by law.

               17. Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               18. Governing Law; Submission to Jurisdiction and Venue; Waiver of Jury Trial. (a) This Agreement is a contract made under the Laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the Laws of such State without regard to the conflict of Law rules thereof (other than Section 5-1401 of the New York General Obligations Law).

                    (b) Any legal action or proceeding against NRG Energy with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, NRG Energy hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. NRG Energy agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon NRG Energy and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. NRG Energy irre-

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     vocably consents for itself and its property to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to NRG Energy at its address referred to in Section 13, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against NRG Energy in any other jurisdiction.

                    (c) NRG Energy hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                    (D) WITH REGARD TO THIS AGREEMENT, NRG ENERGY
     AND THE COLLATERAL AGENT HEREBY WAIVE THE RIGHT TO A TRIAL BY
     JURY.

               19. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               20. Further Assurances. NRG Energy shall execute and deliver to the Collateral Agent such further instruments, agreements, certificates and documents as the Collateral Agent shall reasonably request and shall take such further action as the Collateral Agent may at any time or times reasonably request in order to carry out the provisions or intent of this Agreement.

               21. Amendments. Neither this Agreement nor any Subordinated Agreement shall be amended, waived, terminated or modified without the prior written consent of the Collateral Agent (as directed by the Agent Bank, acting in accordance with the Credit Agreement).

               22. Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               23.  Entire Agreement.   This Agreement, together
     with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed and delivered by their officers thereunder duly authorized as of the date first above written.


                              NRG ENERGY, INC.


                                                       By:  David
                                   H. Peterson
                                   Name: David H. Peterson
                                   Title: President & CEO


                              THE CHASE MANHATTAN BANK,
                                   as Collateral Agent


                                                       By:  Annette
                                   M. Marsula
                                   Name: Annette M. Marsula
                                   Title: Assistant Vice President